CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       THE RESTAURANT COMPANY OF MINNESOTA


            The Restaurant Company of Minnesota, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That a meeting of the Board of Directors of The Restaurant Company of Minnesota resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED  that  the   Certificate  of   Incorporation   of  the
Corporation be amended by changing the Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows:

                           FIRST:   The name of the corporation is Perkins &
Marie Callender's of Minnesota Inc.

            SECOND: That the said amendment has been consented to and authorized by the holders of the issued and outstanding stock entitled to vote by a unanimous written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

            IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this 5th day of December, 2006.

                           PERKINS & MARIE CALLENDER'S OF MINNESOTA INC.



                           By:      /s/ George Andrew Whiteley
                                    --------------------------------------------
                                    Name:   George Andrew Whiteley
                                    Title:  Secretary